EXHIBIT 99.1

AERO VELOCITY, INC.

ABBREVIATED FINANCIAL STATEMENTS

As of June 5, 2024 and December 31, 2023 and for the Period from January 1, 2024 and Ended June 5, 2024 and for the

Six Months Ended December 31, 2023

With Report of Independent Registered Public Accounting Firm

AERO VELOCITY, INC.

ABBREVIATED FINANCIAL STATEMENTS

For the Period Ended June 5, 2024 and the Six Months Ended December 31, 2023

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Certified Public Accountants and Advisors

A PCAOB Registered Firm

713-489-5635  bartoncpafirm.com Cypress, Texas

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of Management of Aero Velocity, Inc.

Opinion on the Financial Statements

We have audited the abbreviated financial statements of Aero Velocity, Inc, (the “Company”) a former business of Workhorse Group, Inc., which comprise the statements of assets acquired and liabilities assumed as of June 5, 2024 and December 31, 2023, the related statements of revenues and direct expenses for the period from January 1, 2024 to June 5, 2024 and for the six months ended December 31, 2023, and the related notes to the abbreviated financial statements (collectively referred to as the “financial statements”). In our opinion, the accompanying financial statements present fairly, in all material respects, the assets acquired and liabilities assumed of the Company as of December 31, 2023 and June 5, 2024, and its revenues and direct expenses for the six months ended December 31, 2023 and the period from January 1, 2024 to June 5, 2024 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter

As discussed in Note 2 to the financial statements, the financial statements have been prepared for the purposes of complying with the rules and regulations of the U.S. Securities and Exchange Commission and are not intended to be a complete presentation of the Business’ assets, liabilities, revenues and expenses, and cash flows. Our opinion is not modified with respect to this matter.

We have served as the Company’s auditor since 2024.

Cypress, Texas

August 27 2025

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AERO VELOCITY, INC.

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

(in thousands)	As of June 5, 2024	As of December 31, 2023
Assets
Property and equipment, net	$199	$232
Total assets acquired	199	232
Liabilities

Total liabilities assumed	-	-

Net assets acquired	$199	$232

The accompanying notes are an integral part of these abbreviated financial statements

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AERO VELOCITY, INC.

STATEMENT OF REVENUES AND DIRECT EXPENSES

(in thousands)	Period from January 1, 2024 to June 5, 2024	Six Months Ended December 31, 2023
Revenue:
Service	$828	$239
Product	-	201
Total Revenue	828	440
Direct expenses:
Depreciation and amortization	33	40
General and administrative	479	787
Total direct expenses	512	827
Shortfall of revenues over direct expenses	$316	$(387)

The accompanying notes are an integral part of these abbreviated financial statements

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AERO VELOCITY, INC.

NOTES TO THE ABBREVIATED FINANCIAL STATEMENTS

1. Description of the Transaction

On June 6, 2024, the Aero Velocity, Inc. (“Aero” or “the Company”) entered into an agreement with Workhorse Group, Inc. (“Workhorse”) to purchase the assets of their drone business in exchange for 50% of operating cash flow for the first 12 months following the agreement. No cash was exchanged at the time of the agreement. The acquisition was accounted for as a business combination using the acquisition method in accordance with Accounting Standards Codification (ASC) 805, Business Combinations because the acquired assets met the definition of a business, which includes inputs, processes, and outputs capable of generating revenue.

Under this agreement, Aero is obligated to pay Workhorse 50% of Aero's operating cash flow for the 12-month period ending June 30, 2025. The payment is contingent upon the operating cash flow (defined as “revenue paid in cash minus operating expenses paid in cash” per the agreement) generated during this period and will be due in 2025 pending agreement of the calculation of operating cash flows between Aero. The Company has assessed this obligation and recognizes the potential financial impact in accordance with applicable accounting standards. At the date of the acquisition, the estimated fair value of the contingent liability was $0 as the projected operating cash flow is expected to be negative. The liability will continue to be remeasured at fair value at each reporting date, with changes recognized in earnings.

Description of the Business

The Company is a leading provider of advanced drone services, specializing in lidar and multispectral data acquisition for diverse industries. The Company serves as a trusted partner to its customers, leveraging its expertise in cutting- edge data capture and drone technology solutions developed through collaborations with industry innovators. Aero also provides comprehensive drone maintenance, repair, warranty, and fleet support services, drawing on over 10 years of experience in drone maintenance and manufacturing. The Company actively seeks industry partners to enhance service offerings and expand market reach, while also supporting drone fleet operators through tailored maintenance and operational services.

2. Summary of Significant Accounting Policies

A summary of the company’s significant accounting policies consistently applied in the preparation of the accompanying abbreviated financial statements follows:

Basis of Presentation – The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP). The Statements of Assets Acquired and Liabilities Assumed and Statements of Revenues and Direct Expenses are prepared for the sole purpose of complying with the rules and regulations of Rule 3-05 of Regulation S-X of the U.S. Securities and Exchange Commission and are not intended to be a complete presentation of the Company’s assets, liabilities, revenues and expenses.

The financial statements have been prepared in an abbreviated format as prior to the divestiture the business was treated as a product line of Workhorse and did not rise to the level of a reportable segment. Under US SEC Regulation S-X 3-05(e), the financial statements of an acquisition of net assets that constitutes a business can be prepared and audited as abbreviated financial statements if the business meets certain qualifying conditions as follows:

•	The total assets and total revenues (both after intercompany eliminations) of the acquired or to be acquired business constitute 20 percent or less of such corresponding amounts of the seller and its subsidiaries consolidated as of and for the most recently completed fiscal year.
•	Separate financial statements for the business have not previously been prepared;
•	The acquired business was not a separate entity, subsidiary, operating segment (as defined in U.S. GAAP) or division during the periods for which the acquired business financial statements would be required; and
•	The seller has not maintained the distinct and separate accounts necessary to present financial statements that, absent this paragraph , would satisfy the requirements of this section and it is impracticable to prepare such financial statements.

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The Company meets these qualifying conditions and as a result, it is impracticable to prepare full financial statements as required by Regulation S-X. These abbreviated financial statements may not be indicative of what they would have been had the Company been an independent stand-alone entity, nor are they necessarily indicative of future results of the Company’s operations going forward due to the omission of various operating expenses. The Statements of Revenues and Direct Expenses do not include cost of revenues, corporate overhead expense, and interest expense for debt that is not assumed by the new Company given that financial statements of the Company under Workhorse including this information were not available and to include such costs would involve making assumptions. The Company has presented only payroll-related general and administrative expenses due to the unavailability of complete information required to allocate and present other components of general and administrative costs. These financial statements are not intended to present a full depiction of general and administrative expenses under U.S. GAAP and should be read with that limitation in mind.

Use of Estimates – The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the (i) estimates of future costs to complete customer contracts recognized over time, (ii) fair value of assets acquired, and (iii) fair value of contingent consideration related to the acquisition. Actual results could differ from those estimates.

Revenue – The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. Revenue is recognized when control of the promised goods or services is transferred to the customer in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services. The determination of the timing of revenue recognition and the measurement of the transaction price involves judgments and estimates that may impact the amounts reported.

The Company recognizes revenue based on a five-step model when all of the following criteria have been met: (i) a contract with a customer exists, (ii) performance obligations have been identified, (iii) the price to the customer has been determined, (iv) the price to the customer has been allocated to the performance obligations, and (v) performance obligations are satisfied.

The performance obligations under service agreements generally are satisfied over time as the service is provided. Revenue under these contracts is recognized over time using an input measure of progress (typically based on acres scanned to date.)

Performance obligations for product sales are typically satisfied at a point in time. This occurs when control of the products is transferred to the customer, which generally is when title and risk of loss have passed to the customer.

Taxes Collected from Customers - In the course of doing business, the company collects taxes from customers, including but not limited to sales taxes. It is the company’s policy to record these taxes on a net basis in the statement of operations; therefore, the company does not include the taxes collected as a component of revenues.

Cost of Revenue – Cost of revenue primarily include direct and indirect materials, manufacturing overhead, and shipping and logistics costs.

General and Administrative Expenses – General and administrative expenses generally consist of payroll -related costs due to the unavailability of complete information required to allocate and present other components of general and administrative expenses.

Concentrations of Credit Risk – The Company has a limited number of customers. For the period from January 1, 2024 to June 5, 2024, two customers accounted for approximately 89% of total revenues, with individual customer concentrations of 46% and 43%, respectively. For the six months ended December 31, 2023, two customers accounted for approximately 86% of total revenues, with individual customer concentrations of 53% and 33%, respectively.

Commitments and Contingencies – From time to time, the Company may be subject to litigation and other claims in the normal course of business. As of June 5, 2024, the Company was not subject to any material commitments or contingencies, including legal proceedings, guarantees, environmental obligations, or other contractual commitments, that would require disclosure under U.S. GAAP, and no amounts have been accrued in the financial statements with respect to any matters.

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Property and Equipment, net – The property and equipment balance presented herein has been adjusted to reflect only those property and equipment items that were acquired through the acquisition. Property and equipment not transferred as part of the transaction have been excluded from the presented balances. Accumulated depreciation has also been adjusted accordingly to reflect only the acquired assets.

Property and equipment is stated at cost, less accumulated depreciation. Depreciation is provided on the straight-line method over the assets’ estimated service lives. Leasehold improvements are amortized using the straight-line method over the shorter of the remaining lives of the respective leases or the services of the improvements. Expenditures for maintenance and repairs are charged to expense in the period in which they are incurred, and betterments are capitalized.

3. Property and Equipment, net

Property and equipment acquired consisted of the following (in thousands):

	Useful Life (years)	As of June 5, 2024	As of December 31, 2023
Property & equipment	5	$373	$373
Technology hardware equipment	3	16	16
Total		389	389
Less: Accumulated depreciation		(190)	(157)
Total Property & equipment, net		$199	$232

Depreciation expense for the period from January 1, 2024 to June 5, 2024 and for the six months ended December 31, 2023 was $33 thousand and $40 thousand, respectively.

4. Subsequent Events

The Company has evaluated the effects of events that have occurred through August 27, 2025, the date the abbreviated financials statements were available for issuance, and there have been no material events that would require recognition or disclosure in the abbreviated financial statements and the associated notes accompanying the abbreviated financial statements.

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